SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 2, 2001

Date of Report (Date of earliest event reported)

Illinois Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22302	36-3688459

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

451 Kingston Court, Mt. Prospect, Illinois	60056

(Address of principal executive offices)	(Zip Code)

(847) 391-9400

(Registrant’s telephone number)

SIGNATURE
EXHIBIT INDEX
Press Release

Item 5. Other Events.

      1. On April 2, 2001, Illinois Superconductor Corporation issued a press release announcing that a previously disclosed settlement of shareholder litigation was approved by the court on March 30, 2001, which will result in the Company receiving $15 million, less legal fees. A copy of the April 2, 2001 press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

      Items (a) and (b) are inapplicable.

(c)	Exhibits.

99.1	Press Release issued by Illinois Superconductor Corporation on April 2, 2001, announcing that a previously disclosed settlement of shareholder litigation was approved by the court on March 30, 2001, which will result in the Company receiving $15 million, less legal fees.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINOIS SUPERCONDUCTOR CORPORATION

By: /s/ Charles Willes

Charles Willes, Chief Financial Officer

Dated: April 5, 2001

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Illinois Superconductor Corporation on April 2, 2001, announcing that a previously disclosed settlement of shareholder litigation was approved by the court on March 30, 2001, which will result in the Company receiving $15 million, less legal fees.